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EXHIBIT (g)(3)

                                                      As Amended January 1, 2007

                                     FORM OF

                                   Schedule B
                           to the Custodian Agreement
                     between American Performance Funds and
                             Bank of Oklahoma, N.A.
                                September 5, 1990

Each of the Funds named in Schedule A to the Custodian Agreement between American Performance Funds and Bank of Oklahoma, N.A. dated September 5, 1990 shall pay Bank of Oklahoma, N.A. a fee at an annual rate of one one-hundredths of one percent (.01%) of such Fund's average daily net assets. Bank of Oklahoma, N.A. shall also be entitled to be reimbursed by each Fund for its reasonable out-of-pocket expenses incurred in the performance of its duties under the Agreement.

[SEAL]                                  American Performance Funds


                                        By:
                                            ------------------------------------

                                        Date:         , 200
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[SEAL]                                  Bank of Oklahoma, N.A.


                                        By:
                                            ------------------------------------

Date:         , 200
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